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                                                             EXHIBIT 23.3

                          Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Safeguard Scientifics, Inc. on Form S-8 (File Nos. 33-41853, 33-31840, 2-79617, 2-63245, 33-48579, 33-48462, 2-72362, 33-72559 and 33-72560) and on
Form S-3 (File No. 2-93525) of our report dated February 6, 1998, on our audit of the consolidated financial statements of Sanchez Computer Associates, Inc. as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, which report is included in this annual report of Safeguard Scientifics, Inc. on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
March 25, 1998

                          Report of Independent Accountants

To the Shareholders and Board of Directors
Sanchez Computer Associates, Inc.

We have audited the accompanying consolidated balance sheets of Sanchez Computer Associates, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sanchez Computer Associates, Inc. as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 6, 1998